EXHIBIT 10.1

FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 15th day of March, 2007, by and between SILICON VALLEY BANK (“Bank”), on the one side, and EV3 ENDOVASCULAR, INC., a Delaware corporation, EV3 INTERNATIONAL, INC., a Delaware corporation, and MICRO THERAPEUTICS, INC., a Delaware corporation (collectively and jointly and severally referred to as “Borrowers”), whose address is c/o ev3 Inc., 9600 54th Avenue North, Plymouth, MN  55442, on the other side.

RECITALS

A.            Bank and Borrowers have entered into that certain Loan and Security Agreement dated with an Effective Date of June 28, 2006 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).  The Obligations of the Borrowers have been guarantied by, among others, the following companies, in favor of Bank: ev3 Inc., a Delaware corporation; Micro Therapeutics International, Inc., a Delaware corporation; ev3 Technologies, Inc., a Delaware corporation; EndiCOR Medical, Incorporated, a Delaware corporation; ev3 Peripheral, Inc., a Minnesota corporation; ev3 Sunnyvale, Inc., a California corporation; and ev3 Santa Rosa, Inc., a California corporation.

B.            Bank has extended credit to Borrowers for the purposes permitted in the Loan Agreement.

C.            Borrowers have requested that Bank amend the Loan Agreement to (i) provide for $5,000,000 of additional equipment advances, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.            Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.             Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.             Amendments to Loan Agreement.

2.1          Section 2.1.8 (Equipment B Advances).  Section 2.1.8 of the Loan Agreement is hereby amended to read as follows:

2.1.8                     Equipment B Advances.

(a)           Availability.  Subject to the terms and conditions of this Agreement, and provided that no Default or Event of Default then exists, Bank shall make an advance (the “Equipment B Advance”) not exceeding the Equipment Line B.

(i)            Equipment B Advance.  Promptly after the execution and delivery of the First Amendment by the parties thereto, Borrowers shall deliver to Bank (the “Initial Equipment B Invoice Delivery”) copies of invoices for Eligible Equipment purchased by Borrowers during the period (the “Equipment B Advance Purchase Period”) from March 14, 2006 through August 31, 2007 (determined based upon the applicable invoice date of such Eligible Equipment), that was not financed pursuant to Section 2.1.5 of this Agreement, the Eligible Equipment Invoice Amounts of which total at least $1,000,000, and thereafter Bank shall make an Equipment B Advance to Borrower in an amount equal to $5,000,000.  After such Equipment B Advance, Borrowers shall deliver to Bank copies of all invoices for Eligible Equipment to be financed by such Equipment B Advance that is purchased by Borrowers from time to time during the Equipment B Advance Purchase Period but after the Initial Equipment B Invoice Delivery.  If on August 31, 2007 an Excess Equipment B Advance exists, then Borrowers shall immediately pay the amount of such excess to Bank.

(b)           Repayment.  The Equipment B Advance shall be repaid by the Borrowers to Bank in 42 equal monthly payments of principal, commencing on the last day of the seventh month following the date the Equipment B Advance was made and continuing on the last day of each month thereafter until the last day of the 48th month following the date the Equipment B Advance was made, on which date the entire unpaid principal balance of the Equipment B Advance, plus all accrued and unpaid interest thereon, shall be due and payable.  Borrowers may prepay the Equipment B Advance (in addition to any payments made in accordance with Section 2.19) in whole or part at any time by written notice to Bank without premium, penalty or charge whatsoever.  Any principal prepayment of the Equipment B Advance shall be applied to the principal payments due on the Equipment B Advance in the inverse order of maturity.  The Equipment B Advance may not be repaid and re-borrowed

2.2          Sections 2.1.5(c) and 2.1.9 (Prepayment Upon Event of Loss).  Section 2.1.5(c) of the Loan Agreement is hereby deleted; references to “Section 2.1.5.(c)” contained in this Agreement are hereby amended to read “Section 2.1.9; and a new Section 2.1.9 is hereby added to the Loan Agreement to read as follows:

2.1.9       Prepayment Upon an Event of Loss.  Borrowers shall bear the risk of any loss, theft, destruction, or damage of or to the Financed Equipment.  If, during the term of this Agreement, any item of Financed Equipment becomes obsolete or is lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a governmental authority for any reason for a period equal to at least the remainder of the term of any Equipment Advance or Equipment B Advance that financed such Financed Equipment (an “Event of Loss”), then, within ten (10) days following the later of (i) the date of such Event of Loss or (ii) the settlement of any insurance claim relating thereto, but not later than one hundred ten (110) days following the Event of Loss, Borrowers shall either (i) pay to Bank on account of the Obligations all outstanding principal that had been advanced with respect to the Financed Equipment subject to the Event of Loss, plus all accrued interest relating to such principal; or, if no Event of Default has occurred and is continuing, at Borrowers’ option,  (ii) repair or replace any Financed Equipment subject to the Event of Loss provided (x) the repaired or replaced Financed Equipment is of equal or like value to the Financed Equipment subject to an Event of Loss, (y) Bank has a first priority perfected security interest in such repaired or replaced Financed Equipment, and (z) the Borrowers shall be subject to any limit on the use of insurance proceeds contained in this Agreement.  Principal prepayments pursuant to this subsection shall be applied to the principal payments due on the Equipment Advances or Equipment B Advance (as applicable) in the inverse order of maturity.

2.3          Section 2.3 (Payment of Interest).  Section 2.3(a)(ii) of the Loan Agreement reads as follows:

(ii)           Equipment Advances.  Subject to Section 2.3(b), the principal amount outstanding for each Equipment Advance shall accrue interest at a floating per annum rate equal to one (1.0) percentage point above the Prime Rate, which interest shall be payable monthly.

Said Section 2.3(a)(ii) is hereby amended to read as follows:

(ii)           Equipment Advances and Equipment B Advances.  Subject to Section 2.3(b), the principal amount outstanding for each Equipment Advance and the Equipment B Advance shall accrue interest at a floating per annum rate equal to one (1.0) percentage point above the Prime Rate, which interest shall be payable monthly.

2.4          Section 3.4(b) (Equipment and Equipment B Advances).  Section 3.4(b) of the Loan Agreement is hereby amended to read as follows:

(b)           Equipment and Equipment B Advances.  Subject to the prior satisfaction of all other applicable conditions to the making of an Equipment Advance or an Equipment B Advance set forth in this Agreement, to obtain an Equipment Advance or an Equipment B Advance, Borrowers must notify Bank (which notice shall be irrevocable) by electronic mail or facsimile no later than 12:00 p.m. Pacific time one (1) Business Day before the proposed Funding Date.  The notice shall be a Payment/Advance Form, must be signed by a Responsible Officer of each Borrower or designee, and (except as otherwise provided in Section 2.1.5(a)(i) with respect to the Qualifying Initial Equipment Advance or in Section 2.1.8(a)(i) with respect to the Initial Equipment B Advance) shall include a copy of the invoice(s) for the Equipment being financed.  If Borrowers satisfy the conditions of each Equipment Advance or Equipment B Advance (as applicable), Bank shall disburse such Equipment Advance or Equipment B Advance (as applicable) by transfer to the Designated Deposit Account.

2.5          Section 13.1 (New Definitions).  The following definitions are hereby added to Section 13.1 of the Loan Agreement, in the appropriate alphabetical order:

2.1.5 “Eligible Equipment Invoice Amount” is defined in Section 2.1.5(a)(3).

“Equipment B Advance” is defined in Section 2.1.8(a).

“Equipment B Advance Purchase Period” is defined in Section 2.1.8(a)(i).

 “Equipment Line B” is an Equipment B Advance of $5,000,000.

“Excess Equipment B Advance” is the amount, if any, by which the outstanding amount of the Equipment B Advance exceeds the aggregate Eligible Equipment Invoice Amounts for which Borrowers have delivered invoices to Bank for purchases of Eligible Equipment made during the Equipment B Advance Purchase Period that are to be financed by the Equipment B Advance.

“First Amendment” means the First Amendment to Loan and Security Agreement, dated March 15, 2007, among Bank and Borrowers.

 “Initial Equipment B Invoice Delivery” is defined in Section 2.1.8(a)(i).

2.6          Section 13.1 (Amendments to Existing Definitions).  The definitions for the following defined terms from Section 13.1 of the Loan Agreement are hereby amended to read as set forth below:

“Credit Extension” is any Advance, Equipment Advance, Equipment B Advance, Letter of Credit, FX Forward Contract, amount utilized for Cash Management Services, or any other extension of credit by Bank for any Borrower’s benefit.

“Financed Equipment” is all present and future Eligible Equipment in which any Borrower has any interest, the purchase of which is financed by an Equipment Advance or the Equipment B Advance.

3.             Limitation of Amendments.

3.1          The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2          This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed, shall remain in full force and effect, and are incorporated herein by reference.

4.             Representations and Warranties.  To induce Bank to enter into this Amendment, each Borrower hereby represents and warrants to Bank as follows:

4.1          Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except (i) to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date, and (ii) the representations in Sections 5.2 and 5.4 of the Loan Agreement shall refer, respectively, to Schedules 5.2 and 5.4 attached hereto), and (b) no Event of Default has occurred and is continuing;

4.2          Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3          The organizational documents of Borrower previously delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7          This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

4.8          Ev3 Santa Rosa, Inc. was merged into ev3 International, Inc., with ev3 International, Inc. being the surviving corporation.

4.9          Each of EndiCOR Medical, Incorporated, ev3 Technologies, Inc. and ev3 Sunnyvale, Inc. was merged into ev3 Peripheral, Inc., with ev3 Peripheral, Inc. being the surviving corporation.

5.             Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.             Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery of this Amendment by each party hereto, and (b) Bank’s receipt of the Acknowledgment of Amendment and Reaffirmation of Guaranty substantially in the form attached hereto as Schedule 1, duly executed and delivered by each Guarantor.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWERS:

EV3 ENDOVASCULAR, INC.		EV3 INTERNATIONAL, INC.

By	/s/ Patrick D. Spangler	By	/s/ Patrick D. Spangler
Name:	Patrick D. Spangler	Name:	Patrick D. Spangler
Title:	Chief Financial Officer	Title:	Treasurer

MICRO THERAPEUTICS, INC.

By	/s/ Patrick D. Spangler
Name:	Patrick D. Spangler
Title:	Treasurer and Chief Financial Officer

BANK:

SILICON VALLEY BANK

By	/s/ Jay McNeil
Name:	Jay McNeil
Title:	Senior Relationship Manager

SCHEDULE 1

ACKNOWLEDGMENT OF AMENDMENT

AND REAFFIRMATION OF GUARANTY

March 15, 2007

Silicon Valley Bank

301 Carlson Parkway, Suite 255

Minnetonka, MN  55305

Attn:  Jay McNeil

Re:        Silicon Valley Bank/ev3 Inc.

Gentlemen:

Reference is made to (i) the Loan and Security Agreement (the “Loan Agreement”), dated June 28, 2006, between Silicon Valley Bank (“Bank”), on the one side, and ev3 Endovascular, Inc., ev3 International, Inc., and Micro Therapeutics, Inc. (collectively, the “Borrowers”), on the other side, and (ii) the First Amendment to Loan and Security Agreement (the “Amendment”), of substantially even date, between Bank and Borrowers.  (Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement.)

By our signatures below, the undersigned agree as follows:

Section 1.              Each undersigned guarantor hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of the Amendment.

Section 2.              Each guarantor hereby consents to the Amendment and agrees that the guaranty relating to the Obligations of Borrowers under the Loan Agreement shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instrument delivered in connection herewith.

Section 3.              Each guarantor represents and warrants that, after giving effect to the Amendment, all representations and warranties contained in the guaranty are true, accurate and complete as if made the date hereof.

Section 4.              This agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.  This agreement and the guaranty constitute and contain the entire agreement of the parties and supersede any and all prior and contemporaneous agreements, negotiations, correspondence, understandings and communications between the undersigned and Bank, whether written or oral, respecting the subject matter hereof.  This agreement shall be construed in connection with and as a part of the guaranty and the terms of the guaranty are incorporated herein.

GUARANTOR

ev3 Endovascular Inc		ev3 Peripheral, Inc.

By	/s/ Patrick D. Spangler	By	/s/ Patrick D. Spangler
Name:	Patrick D. Spangler	Name:	Patrick D. Spangler
Title:	Chief Financial Officer	Title:	Treasurer

Micro Therapeutics International, Inc.

By	/s/ Patrick D. Spangler
Name:	Patrick D. Spangler
Title:	Treasurer and Chief Financial Officer